Exhibit 5.0

Opinion of Muldoon Murphy& Aguggia LLP

[Letterhead of Muldoon Murphy & Aguggia LLP]

April 7, 2006

Board of Directors

Andrea Electronics Corporation

65 Orville Drive

Bohemia, New York 11716

Re:	Andrea Electronics Corporation 1998 Stock Plan
Registration Statement on Form S-8 for Offer and Sale of
2,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have been requested by Andrea Electronics Corporation, a New York corporation (the “Company”), to issue our opinion in connection with the registration of 2,000,000 shares of the Company’s common stock, $.01 par value to be issued pursuant to the Company’s 1998 Stock Plan (the “Plan”) upon the exercise of stock options or stock purchase rights granted or to be granted under the Plan. The registration of the shares is being effected on Form S-8 under the Securities Act of 1933.

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

Based on the foregoing and limited in all respects to Federal law, it is our opinion that the shares of common stock reserved for issuance under the Plan are duly authorized and upon payment for and issuance of the common stock issuable upon exercise of the stock options or stock purchase rights in accordance with the terms of the stock options or stock purchase rights, as the case may be, will be validly issued, fully paid and nonassessable.

We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of “experts” within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, to the financial statements or schedules or the other financial information or data included therein.

Board of Directors

Andrea Electronics Corporation

April 7, 2006

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading “Interests of Named Experts and Counsel” therein.

Very truly yours,

/s/ MULDOON MURPHY & AGUGGIA LLP

MULDOON MURPHY & AGUGGIA LLP